Exhibit 6

HALF YEARLY REPORT

Name of entity

MAYNE GROUP LIMITED

ABN	Half yearly (tick)	Preliminary final (tick)	Half year/financial year ended (‘current period’)

56 004 073 410	☒		Half year ended 31 December 2002

For announcement to the market

Extracts from this statement for announcement to the market (see note1).

			$A’000

Revenues from ordinary activities (item 1.1)	46.3% up	to	3,309,246
Sales revenue	28.3% up	to	2,850,131
Profit (loss) from ordinary activities after tax (before amortisation of goodwill) attributable to members (item 1.20)	111.0% down	to	(13,302)
Profit (loss) from ordinary activities after tax attributable to members (item 1.23)	160.0% down	to	(57,702)
Profit (loss) from extraordinary items after tax attributable to members (item 2.5)	gain (loss) of		Nil
Net profit (loss) for the period attributable to members (item 1.11)	160.0% down	to	(57,702)
Profit after tax before significant items attributable to members	64.0% down	to	33,057
Profit after tax before significant items attributable to members - continuing businesses	41.9% down	to	40,989
Profit after tax before significant items attributable to members – discontinuing businesses	137.0% down	to	(7,932)

Dividends (distributions)	Amount per security		Franked amount per security

Interim dividend (item 15.6)	4.0	¢	0.0	¢
Previous corresponding period (item 15.7)	6.0	¢	6.0	¢

Record date for determining entitlements to the dividend, (in case of a trust, distribution) (see item 15.2)			11 March 2003

Brief explanation of omission of directional and percentage changes to profit in accordance with Note 1 and short details of any bonus or cash issue or other item(s) of importance not previously released to the market:

Consolidated statement of financial performance

		Current period $A’000	Previous corresponding period - $A’000

1.1	Revenues from ordinary activities(see items 1.24 – 1.26)	3,309,246	2,262,150
1.2	Expenses from ordinary activities (see items 1.27 – 1.28)	(3,322,514)	(2,117,680)
1.3	Borrowing costs	(26,939)	(23,260)
1.4	Share of net profit (loss) of associates and joint venture entities (see item 16.7)	542	265

1.5	Profit (loss) from ordinary activities before tax	(39,665)	121,475
1.6	Income tax on ordinary activities (see note 4)	(16,634)	(22,955)

1.7	Profit (loss) from ordinary activities after tax	(56,299)	98,520
1.8	Profit (loss) from extraordinary items after tax (see item 2.5)	—	—

1.9	Net profit (loss)	(56,299)	98,520
1.10	Net profit (loss) attributable to outside equity interests	1,403	2,713

1.11	Net profit (loss) for the period attributable to members	(57,702)	95,807

	Basic earnings per share (Item 10.1(a))	(7.1)¢	15.8 ¢

	Fully diluted earnings per share (Item 10.1(b))	(7.1)¢	15.8 ¢

Consolidated retained profits
1.12	Retained profits (accumulated losses) at beginning of financial period	214,146	153,953
1.13	Net profit (loss) attributable to members (item 1.11)	(57,702)	95,807
1.14	Net transfers to and from reserves (see item 1.34)	(—)	(—)
1.15	Net effect of changes in accounting policies (Note 2)	64,783	—
1.16	Dividends and other equity distributions paid or payable	(64,783)	(48,534)

1.17	Retained profits (accumulated losses) at end of financial period	156,444	201,226

Profit restated to exclude amortisation of goodwill

		Current period $A’000	Previous corresponding period - $A’000

1.18	Profit (loss) from ordinary activities after tax before outside equity interests (item 1.7) and amortisation of goodwill	(11,899)	123,676
1.19	Less (plus) outside equity interests	1,403	2,713

1.20	Profit (loss) from ordinary activities after tax (before amortisation of goodwill) attributable to members	(13,302)	120,963

Profit (loss) from ordinary activities attributable to members

		Current period $A’000	Previous corresponding period - $A’000

1.21	Profit (loss)from ordinary activities after tax (item 1.7)	(56,299)	98,520
1.22	Less (plus) outside equity interests	1,403	2,713

1.23	Profit (loss) from ordinary activities after tax attributable to members	(57,702)	95,807

Revenue and expenses from ordinary activities

		Current period $A’000	Previous corresponding period - $A’000

1.24	Sales revenue from services	1,301,932	1,568,945
	Sales revenue from sale of goods	1,548,199	651,681

	Total sales revenue	2,850,131	2,220,626

1.25	Interest received – other persons	9,650	14,062

1.26	Dividends received – associated entities	—	274
	Dividends received – other persons	—	225
	Proceeds from sale of non-current assets:
	• property plant & equipment	10,500	6,734
	• investments	402,341	—
	Other income	36,624	20,229

	Revenue from ordinary activities	3,309,246	2,262,150

1.27	Employee costs	(836,787)	(765,941)
	Subcontractor costs	(240,411)	(253,548)
	Purchases of materials and trading stocks	(1,228,673)	(476,774)
	Change in inventories	113,168	(20,160)
	Amortisation of intangibles	(46,056)	(25,944)
	Consumables	(184,659)	(231,834)
	Occupancy costs	(76,611)	(39,439)
	Marketing costs	(14,306)	(11,264)
	Fleet operation and distribution costs	(61,941)	(67,802)
	Bad and doubtful debts expense	(6,874)	(2,666)
	Significant expense items per below	(516,239)	(8,581)
	Other expenses from ordinary activities	(157,354)	(152,298)

1.28	Depreciation and amortisation excluding amortisation of intangibles	(65,771)	(61,429)

	Expenses from ordinary activities	(3,322,514)	(2,117,680)

	Individually significant items included in revenue from ordinary activities and in other expenses from ordinary activities before income tax expense:
	Cost of investment in Logistics businesses divested	(371,363)	—
	Closure and sale of Consumer businesses	(10,905)	—
	Write-down of Hospitals assets	(94,592)	(8,581)
	Write-down of IT assets	(27,746)	—
	Devolution costs	(11,633)	—

	Total significant expense items	(516,239)	(8,581)
	Proceeds from sales of investments	401,070	—

	Total significant items	(115,169)	(8,581)

1.29	Interest costs capitalised in asset values	—	—

1.30	Outlays capitalised in intangibles (unless arising from an acquisition of a business)	—	—

Supplementary disclosures

	Current period $A’000	Previous corresponding period - $A’000

Cost of goods sold	1,115,560	557,498

Profit before significant items:
Net profit attributable to members (Item 1.11)	(57,702)	95,807
(Add)/less significant items	(115,169)	(8,581)
(Add)/less income tax on significant items	24,410	12,425

Profit after tax before significant items attributable to members	33,057	91,963

Profit after tax before significant items attributable to members – continuing businesses	40,989	70,518

Profit after tax before significant items attributable to members – discontinuing businesses	(7,932)	21,445

Profit after tax before significant items attributable to members	33,057	91,963

Transfers from and to reserves

		Current period $A’000	Previous corresponding period - $A’000

1.31	Increase (decrease) in asset revaluation reserve recognised in equity for the period	—	—
1.32	Net exchange difference on translation	—	—
1.33	Other reserves (provide details if material)	(—)	(—)

1.34	Total net transfer from (to) reserves (see item 1.14)	(—)	(—)

Intangible and extraordinary items

		Consolidated - current period

		Before Tax $A’000	Related Tax $A’000	Related Outside Equity Interests $A’000	Amount (after tax) attributable to members $A’000

2.1	Amortisation of goodwill	44,481	(81)	—	44,400
2.2	Amortisation of other intangibles	1,575	—	—	1,575

2.3	Total amortisation of intangibles	46,056	(81)	—	45,975

2.4	Extraordinary items (details)
2.5	Total extraordinary items

	Consolidated – previous corresponding period

Amortisation of goodwill	25,244	(88)	—	25,156
Amortisation of other intangibles	700	—	—	700

Total amortisation of intangibles	25,944	(88)	—	25,856

Extraordinary items (details)
Total extraordinary items

Comparison of half year profits
(Preliminary final statement only)

		Current year – $A’000	Previous year – $A’000

3.1	Consolidated operating profit (loss) after tax attributable to members reported for the 1st half year (item 1.23 in the half yearly report)	N/A	N/A

3.2	Consolidated operating profit (loss) after tax attributable to members for the 2nd half year	N/A	N/A

Consolidated statement of financial position

			At end of current period $A’000	As shown in last annual report $A’000	As in last half yearly report $A’000

		Current assets
4.1		Cash	104,463	119,927	137,770
4.2		Receivables	858,442	987,137	1,155,761
4.3		Other financial assets – cash on deposit	112,179	305,696	647,925
4.4		Inventories	417,085	402,828	396,415
4.5		Tax assets	—	—	—
4.6	Other	• Prepayments	42,636	32,781	52,381
		• Logistics proceeds receivable	401,070	—	—
		• Hospital divestment assets	24,550	—	49,668

4.7		Total current assets	1,960,425	1,848,369	2,439,920

		Non-current assets
4.8		Receivables	8,368	9,484	17,439
4.9		Investments (equity accounted)	8,789	8,382	9,590
4.10		Other financial assets	13,048	25,893	23,856
4.11		Inventories	—	—	—
4.12		Exploration and evaluation expenditure capitalised	—	—	—
4.13		Development properties	—	—	—
4.14		Other property, plant and equipment (net)	1,242,921	1,450,658	1,466,551
4.15		Intangibles (net)	1,858,765	1,707,827	1,709,417
4.16		Tax assets	207,128	232,142	141,812
4.17		Other:
		• Deferred expenditure (net)	4,631	4,305	4,904
		• Cross currency swap principal	60,081	60,015	87,084
		• Bond investment	—	41,026	—
		• Other	2,883	3,134	3,790

4.18		Total non-current assets	3,406,614	3,542,866	3,464,443

4.19		Total assets	5,367,039	5,391,235	5,904,363

		Current liabilities
4.20		Payables	901,437	787,719	1,057,951
4.21		Interest bearing liabilities	75,329	5,773	219,582
4.22		Tax liabilities	15,447	9,975	32,724
4.23		Provisions	123,760	211,233	192,735
4.24		Other	—	—	—

4.25		Total current liabilities	1,115,973	1,014,700	1,502,992

		Non-current liabilities
4.26		Accounts payable	6,575	8,447	13,436
4.27		Interest bearing liabilities	651,740	655,101	728,327
4.28		Tax liabilities	63,149	71,194	71,901
4.29		Provisions	21,800	23,969	25,697
4.30		Other	—	—	—

4.31		Total non-current liabilities	743,264	758,711	839,361

4.32		Total liabilities	1,859,237	1,773,411	2,342,353

4.33		Net assets	3,507,802	3,617,824	3,562,010

Consolidated balance sheet continued

		At end of current period $A’000	As shown in last annual report $A’000	As in last half yearly statement $A’000

	Equity
4.34	Capital / contributed equity	3,384,840	3,403,284	3,394,386
4.35	Reserves	(36,869)	(2,766)	(34,818)
4.36	Retained profits (accumulated losses)	156,444	214,146	201,226

4.37	Equity attributable to members of the parent entity	3,504,415	3,614,664	3,560,794
4.38	Outside equity interests in controlled entities	3,387	3,160	1,216

4.39	Total equity	3,507,802	3,617,824	3,562,010

4.40	Preference capital included as part of 4.37	Nil	Nil	Nil

Exploration and evaluation expenditure capitalised

		Current period $A’000	Previous corresponding period - $A’000

5.1	Opening balance
5.2	Expenditure incurred during current period	Nil	Nil
5.3	Expenditure written off during current period
5.4	Acquisitions, disposals, revaluation increments, etc.
5.5	Expenditure transferred to Development Properties

5.6	Closing balance as shown in the consolidated balance sheet (item 4.12)

Development properties

		Current period $A’000	Previous corresponding period - $A’000

6.1	Opening balance
6.2	Expenditure incurred during current period	Nil	Nil
6.3	Expenditure transferred from exploration and evaluation
6.4	Expenditure written off during current period
6.5	Acquisitions, disposals, revaluation increments, etc.
6.6	Expenditure transferred to mine properties

6.7	Closing balance as shown in the consolidated balance sheet (item 4.13)

Consolidated statement of cash flows

			Current period $A’000	Previous corresponding period - $A’000

		Cash flows related to operating activities
7.1		Receipts from customers	3,002,931	2,127,127
7.2		Payments to suppliers and employees	(2,881,423)	(1,981,155)
7.3		Dividends received from associates	—	274
7.4		Other dividends received	—	225
7.5		Interest and other items of similar nature received	7,688	12,410
7.6		Interest and other costs of finance paid	(24,506)	(22,953)
7.7		Income taxes paid	(35,568)	(48,915)
7.8		Other (provide details if material)	—	—

7.9		Net operating cash flows	69,122	87,013

		Cash flows related to investing activities
7.10		Payment for purchases of property, plant and equipment	(102,736)	(79,623)
7.11		Proceeds from sale of property, plant and equipment	11,587	9,394
7.12		Payment for purchases of other investments	(257,817)	(263,007)
7.13		Proceeds from sale of other investments	41,791	3,796
7.14		Loans to other entities	—	(2,172)
7.15		Loans repaid by other entities	—	3,904
7.16	Other	• proceeds from sale of Faulding Orals business	—	1,312,258
		• payments for amounts capitalised into goodwill	––	(73,821)
		• payment for Logistics divestment	(26,234)	––

7.17		Net investing cash flows	(333,409)	910,729

		Cash flows related to financing activities
7.18		Proceeds from issues of securities (shares, options, etc.)	20	8,587
7.19		Proceeds from borrowings	60,346	36,391
7.20		Repayment of borrowings	—	(822,018)
7.21		Dividends paid	(52,016)	(24,536)
7.22		Other (provide details if material)
		• Finance lease principal	(4,850)	(2,935)
		• Realised foreign exchange gains/(losses)	(4,459)	(690)
		• Debtors securitisation	85,000	––
		• Share buy-back	(32,680)	––

7.23		Net financing cash flows	51,361	(805,201)

7.24		Net increase (decrease in cash held	(212,926)	192,541
7.25		Cash at beginning of period (see Reconciliation of cash)	425,411	580,901
7.26		Exchange rate adjustments to item 7.25	4,157	(1,086)

7.27		Cash at end of period (see Reconciliation of cash)	216,642	772,356

Non-cash financing and investing activities

Reconciliation of cash

Reconciliation of cash at the end of the period (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current period $A’000	Previous corresponding period - $A’000

8.1	Cash on hand and at bank	104,463	124,625
8.2	Deposits at call	—	13,145
8.3	Bank overdraft	—	(10,786)
8.4	Other (provide details)
	• cash on deposit	112,179	647,925
	• Less loans and deposits with maturity over 3 months	—	(2,553)

8.5	Total cash at end of period (item 7.27)	216,642	772,356

Ratios

		Current period	Previous corresponding period

	Profit before tax / revenue
9.1	Consolidated profit (loss) from ordinary activities before tax (item 1.5) as a percentage of revenue (item 1.1)	(1.2)%	5.4)%

	Profit after tax / equity interests
9.2	Consolidated net profit (loss) from ordinary activities after tax attributable to members (item 1.11) as a percentage of equity (similarly attributable) at the end of the period (item 4.37)	(1.6)%	2.7%

Earnings per security (EPS)

			Current period		Previous corresponding period

10.1	Calculation of the following in accordance with AASB 1027: Earnings per Share
	(a)	Basic EPS	(7.1	)¢	15.8	¢
	(b)	Diluted EPS (if materially different from (a))	(7.1	)¢	15.8	¢
	(c)	Weighted average number of ordinary shares outstanding during the period used in the calculation of the Basic EPS.	810,386,991		605,864,267
		Effect of potential conversion to ordinary shares under the executive option scheme	56,938		1,551,391
	(d)	Weighted average number of ordinary shares outstanding during the period used in the calculation of the Diluted EPS.	810,443,929		607,415,658
	(e)	Earnings used in the calculation of basic and diluted EPS	$(57,702,000)		$95,807,000
	Earnings per share before significant items disclosed in Item 1.27
	(a)	Basic EPS	4.1	¢	15.2	¢
	(b)	Diluted EPS (if materially different from (a))	4.1	¢	15.1	¢
	(c)	Earnings used in the calculation of basic and diluted EPS before significant items	$33,057,000		$91,963,000

NTA backing		Current period	Previous corresponding period

11.1	Net tangible asset backing per ordinary security	$1.87	$2.20

Discontinuing Operations

Entities must report a description of any significant activities or events relating to discontinuing operations in accordance with paragraph 7.5 (g) of AASB 1029: Interim Financial Reporting, or, the details of discontinuing operations they have disclosed in their accounts in accordance with AASB 1042: Discontinuing Operations

12.1	Discontinuing Operations

See Note 10 in the supplementary disclosures

Control gained over entities having material effect

13.1	Name of entity (or group of entities)	None

Current Period - $A’000

13.2

Consolidated profit (loss) from ordinary activities and extraordinary items after tax of the entity (or group of entities) before significant items since the date in the current period on which control was acquired

$

13.3	Date from which such profit has been calculated

13.4	Profit (loss) from ordinary activities and extraordinary items after tax of the entity (or group of entities) for the whole of the previous corresponding period	$

Loss of control of entities having material effect

14.1	Name of entity (or group of entities)	Mayne Logistics Pty Limited (group) Mayne Canada Inc (group) Mayne Express and Armaguard businesses Selected operations within the Consumer segment

14.2	Consolidated profit (loss) from ordinary activities and extraordinary items after tax of the entity (or group of entities) for the current period to the date of loss of control	$A’000 (7,932)

14.3	Date to which the profit (loss) in item 14.2 has been calculated	31 December 2002

14.4	Consolidated profit (loss) from ordinary activities and extraordinary items after tax of the entity (or group of entities) while controlled during the whole of the previous corresponding period	$A’000 16,487

14.5	Contribution to consolidated operating profit (loss) and extraordinary items from sale of interest leading to loss of control	$A’000 11,422

Dividends (in the case of a trust, distributions)

15.1	Date the dividend (distribution) is payable	31 March 2003

15.2

Record date to determine entitlements to the dividend (distribution) (ie, on the basis of registrable transfers received up to 5.00 pm if securities are not CHESS approved, or security holding balances established by 5.00 pm or such later time permitted by SCH Business Rules if securities are CHESS approved)

11 March 2003

15.3	If it is a final dividend, has it been declared?	N/A

Amount per security

			Amount per security		Franked amount per security at 30% tax		Amount per security of foreign source dividend

15.4	Final dividend:	Current year	N/A	¢	N/A	¢	nil	¢
15.5		Previous year	8.0	¢	3.2	¢	nil	¢

15.6	Interim dividend:	Current year	4.0	¢	0.0	¢	nil	¢
15.7		Previous year	6.0	¢	6.0	¢	nil	¢

Total annual dividend (distribution) per security
(Preliminary final statement only)

		Current year	Previous year

15.8	Ordinary securities	N/A	N/A
15.9	Preference securities	N/A	N/A

Half yearly report  - Interim dividend (distribution) on all securities
Preliminary final report – final dividend (distribution) on all securities

		Current period $A’000	Previous corresponding period - $A’000

15.10	Ordinary securities	32,131	48,492
15.11	Preference securities	—	—
15.12	Other equity instruments	—	—

15.13	Total	32,131	48,492

The dividend or distribution plans shown below are in operation.

The dividend reinvestment plan will apply to the dividend payable on 31 March 2003.  The discount level to apply will be nil %.

The last date(s) for receipt of election notices for the dividend or distribution plans	11 March 2003

Any other disclosures in relation to dividends (distributions)

Nil

Details of aggregate share of profits (losses) of associates

		Current period $A’000	Previous corresponding period - $A’000

Entity’s share of associates’
16.1	Profit (loss) from ordinary activities before income tax	1,137	911
16.2	Income tax on ordinary activities	452	247

16.3	Profit (loss from ordinary activities after income tax)	685	664
16.4	Extraordinary items net of tax	—	—

16.5	Net profit (loss)	685	664
16.6	Outside equity interests / adjustment for dividends	(143)	(399)

16.7	Net profit (loss) attributable to members	542	265

Material interests in entities which are not controlled entities
The economic entity has an interest (that is material to it) in the following entities. If the interest was acquired or disposed of during either the current or previous corresponding period, indicate date of acquisition (“from xx/xx/xx”) or disposal (“to xx/xx/xx”).

Name of entity		Percentage of ownership interest held at end of period or date of disposal		Contribution to net profit (loss) (item 1.9)

17.1	Equity accounted associates and joint venture entities	Current period	Previous corresponding period	Current period $A’000	Previous corresponding period $A’000

				Equity accounted

	St George Private Hospital Nuclear Medicine Pty Ltd	50	50	31	22
	Campsie Nuclear Medicine Pty Ltd	50	50	27	1
	Gippsland Pathology Service Pty Ltd	32	32	158	94
	Minjesk Investment Corporation Limited (Fiji)	20	20	(169)	148
	Indo China Healthcare Limited	45	—	495	—

17.2	Total			542	265

17.3	Other material interests
	None
17.4	Total

Issued and quoted securities at end of current period

Category of securities			Total Number	Number quoted	Issue price per security (see note 14) (cents)	Amount paid up per security (see note 14) (cents)

18.1	Preference securities		Nil

18.2	Changes during current period
	(a)	Increases through issues
	(b)	Decreases through returns of capital, buybacks, redemptions	Nil

18.3	Ordinary securities		803,263,293	803,263,293
18.4	Changes during current period
	(a)	Increases through issues	3,999,603	3,999,603
	(b)	Decreases through returns of capital, buybacks	10,516,318	10,516,318

18.5	Convertible debt securities		Nil

18.6	Changes during current period		Nil
	(a)	Increases through issues
	(b)	Decreases through securities matured, converted

		Total Number	Number quoted	Exercise price ($)	Expiry date

18.7	Options	859,000	Nil	Various	2.2.03
		882,000	Nil	5.24	27.2.04
		20,000	Nil	4.50	5.8.04
		1,007,000	Nil	3.366	5.2.05
		250,000	Nil	3.76	19.5.05
		155,000	Nil	3.71	31.5.05
		200,000	Nil	3.78	13.6.05
		60,000	Nil	4.12	10.7.05
		100,000	Nil	3.98	31.7.05
		30,000	Nil	4.14	31.8.05
		100,000	Nil	4.25	8.8.05
		330,000	Nil	4.48	15.8.05
		50,000	Nil	5.30	14.11.05
		160,000	Nil	6.45	30.04.06
		90,000	Nil	6.23	22.02.06
		75,000	Nil	6.27	27.06.06
		200,000	Nil	7.45	25.08.06
		120,000	Nil	7.45	31.08.06
		100,000	Nil	7.11	18.08.06
		200,000	Nil	7.01	20.09.06
		100,000	Nil	7.229	30.09.06
		200,000	Nil	6.88	31.10.06
		40,000	Nil	5.16	31.01.07
		50,000	Nil	5.07	9.02.07
		50,000	Nil	5.09	14.02.07
		100,000	Nil	3.97	27.02.07
		150,000	Nil	3.86	12.03.07
		240,000	Nil	3.98	29.03.07
		100,000	Nil	4.07	25.04.07
		74,000	Nil	4.18	30.04.07
		60,000	Nil	3.51	30.07.07

18.8	Issued during current period	74,000	Nil	4.18	30.04.07
		60,000	Nil	3.51	30.07.07

18.9	Exercised during current period	6,000	Nil	3.366	5.2.05

18.10	Expired during current period	—	Nil	—	—

18.11	Debentures (totals only)	Nil

18.12	Unsecured notes (totals only)	Nil

Reports for industry and geographical segments

See Note 5.

Comments by directors

Basis of accounts preparation

19.1	Refer to attached Note 1.

19.2	Material factors affecting the revenue and expenses of the economic entity for the current half-year are detailed in the attached commentary.

19.3	There has not been any event since the end of the current period which has had a material effect and is not related to matters already reported.

19.4	The half year dividend will not be franked.

19.5	Changes in accounting policies since last Annual Report to be disclosed in accordance with Accounting Standard AASB 1029: Half-Year Accounts and Consolidated Accounts:

Refer to attached Note 2.

19.6

Revisions in estimates are disclosed as follows. For half yearly reports the nature and amount of revisions in estimates of amounts reported in previous annual reports if those revisions have a material effect on this half year.

19.7	Changes in contingent liabilities or assets are disclosed as follows: for half yearly reports, disclose changes in contingent liabilities and contingent assets since the last annual report

Refer attached Note 8.

Additional disclosure for trusts

19.1	Number of units held by the management company or responsible entity or their related parties.		N/A

19.2	A statement of the fees and commissions payable to the management company or responsible entity.

Identify:

	•	initial service charges

	•	management fees

	•	other fees	N/A

Annual Meeting

(Preliminary final report only)

The annual meeting will be held as follows:

Place	N/A

Date

Time

Approximate date annual report will be available

Compliance statement

1	This report has been prepared in accordance with AASB Standards, AASB authoritative pronouncements and Urgent Issues Group Consensus Views or other standards acceptable to the ASX (see note 1).

2	This report, and the accounts upon which the report is based (if separate), use the same accounting policies.

3	This report does give a true and fair view of the matters disclosed.

4	This report is based on accounts to which one of the following applies.

(Tick one)

	☐	The accounts have been audited.	☒	The accounts have been subject to review.

	☐	The accounts are in the process of being audited or subject to review.	☐	The accounts have not yet been audited or reviewed.

5	The accounts have been subject to review by the auditor and a copy of the report is attached.

6	The entity has a formally constituted audit committee.

Sign here:		Date:	27 February 2003

(Company Secretary)

Print name:	J.W. Priestley

Notes to Appendix 4B for the financial half year ended 31 December 2002	Exhibit 6 (Part B)

1. Basis of preparation of the half-year financial report:

The half-year consolidated financial report is a general purpose financial report which has been prepared in accordance with the requirements of  Accounting Standard AASB 1029 “Interim Financial Reporting”, the recognition and measurement requirements of applicable AASB standards, Urgent Issues Group Consensus Views, other authoritative pronouncements of the Australian Accounting Standards Board and the Corporations Act 2001. This half-year financial report is to be read in conjunction with the 30 June 2002 Annual Financial Report and any public announcements by Mayne Group Limited and its Controlled Entities during the half-year in accordance with continuous disclosure obligations arising under the Corporations Act 2001.

It has been prepared on the basis of historical costs and except where stated, does not take into account changing money values or current valuations of non-current assets.

These accounting policies have been consistently applied by each entity in the consolidated entity and, except where there is a change in accounting policy, are consistent with those applied in the 30 June 2002 Annual Financial Report.

The carrying amounts of non-current assets are reviewed to determine whether they are in excess of their recoverable amount at the end of the half-year. If the carrying amount of a non-current asset exceeds the recoverable amount, the asset is written down to the lower amount. In assessing recoverable amounts the relevant cash flows have not been discounted to their present value.

The half-year report does not include full note disclosures of the type normally included in an annual financial report.

2. Provisions, contingent liabilities and contingent assets

The consolidated entity has applied AASB 1044 “Provisions, Contingent Liabilities and Contingent Assets” for the first time from 1 July 2002.
Dividends are now recognised at the time they are declared, determined or publicly recommended. Previously, dividends were recognised in the financial period to which they related, even though the dividends were announced after the end of that period.
Had this change always been applied the impact on the consolidated financial statement of financial position would have been:

	30 June 2002	31 December 2001

Increase in retained profits	$64,783,000	$48,534,000
Decrese in provision for dividends	$64,783,000	$48,534,000

There was no impact on profit or loss for the half-year ended 31 December 2002.

3. Segmental reporting

The consolidated entity operates predominantly in the following industries:
“Hospitals” comprises the mangement of stand alone and co-located private hospitals and public hospital management.
“Health Services” comprises pathology and dignostic imaging services, the management of medical centres and the provision of distribution and retail management services to pharmacies.
“Pharmaceuticals”  comprises the development, manufacture and distribution of injectible pharmaceuticals and of health and personal care products.
“Logistics “ comprises warehousing and distribution, distribution fleet management, armoured cars, priority and specialised express freight, couriers and messengers.
“Unallocated” comprises expenditure which is not recovered from the operating businesses, cash deposits, investments, borrowings and tax balances not attributed to the operating businesses.
There are no material inter-entity sales.
Business segments disclosures for prior periods have been restated to reflect the current segment structure.

Notes to Appendix 4B for the financial half year ended 31 December 2002

Consolidated

Dec 2002	Dec 2001

$’000	$’000

4. Details of income tax expense (refer Item 1.6)

The prima facie tax on profit from ordinary activities differs from the income tax provided in the accounts and is reconciled as follows:

Prima facie tax on profit from ordinary activities calculated at 30% (Dec 2001 - 30%)	(11,899)	36,443
From which is deducted the tax effect of:
Over/(under) provision in prior year for continuing businesses	(1,323)	7,659
Overseas income tax rate differences	(797)	(1,490)
Utilisation of prior year tax losses	—	554
Capital allowances	2,255	2,367
Research and development	805	—
Dividend income	365	6
Impairment provision release	236	—
Capitalised expenditure	139	—
Share of net profits of associated entities	163	80
Non-taxable capital profits	—	1,560
Employee Share Acquisition Plan	—	4,000
Other variations	1,475	485
Significant items
Over provision in prior period - Europe Express sale	—	10,010

	(15,217)	11,212
To which is added the tax effect of:
Non-deductible depreciation/amortisation	16,223	8,291
Non-deductible expenditure	3,041	3,071
Current half year losses on which no tax benefit has been recognised	2,447	381
Significant items
Divestment of Logistics businesses	339	—
Write down of Hospital assets	6,769	—
Provision for closure / sale of Consumer businesses	2,900	—
Non deductible expenditure - restructuring expenses	132	—

Income tax expense attributable to profit from ordinary activities	16,634	22,955

Notes to Appendix 4B for the financial half year ended 31 December 2002

	Sales revenue December 2002			Sales revenue December 2001

	Continuing	Discontinuing	Total	Continuing	Discontinuing	Total

	$’000	$’000	$’000	$’000	$’000	$’000

5. Segmental Reporting

Business Segments
Hospitals	652,638	—	652,638	724,687	—	724,687

Pathology Services	171,081	—	171,081	122,979	—	122,979
Diagnostic Imaging Services	90,070	—	90,070	76,479	—	76,479
Medical Centres	21,452	—	21,452	12,817	—	12,817
Pharmacy	995,420	—	995,420	487,685	—	487,685

Total Health Services	1,278,023	—	1,278,023	699,960	—	699,960

Pharmaceuticals	224,448	—	224,448	108,578	—	108,578
Consumer Brands	92,902	15,775	108,677	42,481	12,937	55,418

Total Pharmaceuticals	317,350	15,775	333,125	151,059	12,937	163,996

Australia & Pacific Logistics	—	419,782	419,782	—	453,527	453,527
Loomis Courier	—	165,225	165,225	—	177,551	177,551

Total Logistics Services	—	585,007	585,007	—	631,078	631,078

Unallocated	1,338	—	1,338	905	—	905

	2,249,349	600,782	2,850,131	1,576,611	644,015	2,220,626

Consolidated	2,249,349	600,782	2,850,131	1,576,611	644,015	2,220,626

Geographical Segments
Australia	2,047,375	401,680	2,449,055	1,461,549	442,467	1,904,016
Other Pacific Regions	51,504	33,460	84,964	42,342	18,512	60,854

Australia & Pacific Regions	2,098,879	435,140	2,534,019	1,503,891	460,979	1,964,870
Americas	68,089	165,225	233,314	33,628	183,014	216,642
Europe, Middle East & Africa	82,381	417	82,798	39,092	22	39,114

Consolidated	2,249,349	600,782	2,850,131	1,576,611	644,015	2,220,626

Notes to Appendix 4B for the financial half year ended 31 December 2002

	Profit before tax and significant items December 2002			Profit before tax and significant items December 2001

	Continuing	Discontinuing	Total	Continuing	Discontinuing	Total

	$’000	$’000	$’000	$’000	$’000	$’000

5. Segmental Reporting

Business Segments
Hospitals	25,296	—	25,296	64,372	—	64,372

Pathology Services	16,914	—	16,914	13,738	—	13,738
Diagnostic Imaging Services	9,685	—	9,685	7,075	—	7,075
Medical Centres	(1,893)	—	(1,893)	(1,949)	—	(1,949)
Pharmacy	14,324	—	14,324	6,218	—	6,218

Total Health Services	39,030	—	39,030	25,082	—	25,082

Pharmaceuticals	28,403	—	28,403	16,552	—	16,552
Consumer Brands	3,982	(7,659)	(3,677)	3,620	1,812	5,432

Total Pharmaceuticals	32,385	(7,659)	24,726	20,172	1,812	21,984

Australia & Pacific Logistics	—	(89)	(89)	—	25,979	25,979
Loomis Courier	—	9,455	9,455	—	8,341	8,341

Total Logistics Services	—	9,366	9,366	—	34,320	34,320

Unallocated	(5,625)	—	(5,625)	(6,504)	—	(6,504)

Earnings before interest & tax	91,086	1,707	92,793	103,122	36,132	139,254
Net interest expense	(13,034)	(4,255)	(17,289)	(7,645)	(1,553)	(9,198)

Consolidated	78,052	(2,548)	75,504	95,477	34,579	130,056

Geographical Segments
Australia	74,256	340	74,596	81,357	26,263	107,620
Other Pacific Regions	5,057	2,118	7,175	9,490	1,341	10,831

Australia & Pacific Regions	79,313	2,458	81,771	90,847	27,604	118,451
Americas	3,075	1,301	4,376	5,429	9,111	14,540
Europe, Middle East & Africa	8,698	(2,052)	6,646	6,846	(583)	6,263

Earnings before interest & tax	91,086	1,707	92,793	103,122	36,132	139,254
Net interest expense	(13,034)	(4,255)	(17,289)	(7,645)	(1,553)	(9,198)

Consolidated	78,052	(2,548)	75,504	95,477	34,579	130,056

Notes to Appendix 4B for the financial half year ended 31 December 2002

	Significant items before tax December 2002			Significant items before tax December 2001

	Continuing	Discontinuing	Total	Continuing	Discontinuing	Total

	$’000	$’000	$’000	$’000	$’000	$’000

5. Segmental Reporting

Business Segments
Hospitals	(103,143)	—	(103,143)	—	—	—

Pathology Services	—	—	—	—	—	—
Diagnostic Imaging Services	—	—	—	—	—	—
Medical Centres	(1,800)	—	(1,800)	—	—	—
Pharmacy	—	—	—	—	—	—

Total Health Services	(1,800)	—	(1,800)	—	—	—

Pharmaceuticals	—	—	—	—	—	—
Consumer Brands	(550)	(10,906)	(11,456)	—	—	—

Total Pharmaceuticals	(550)	(10,906)	(11,456)	—	—	—

Australia & Pacific Logistics	—	—	—	—	(6,331)	(6,331)
Loomis Courier	—	—	—	—	—	—
Divestment of Logistics Services	—	28,078	28,078	—	—	—

Total Logistics Services	—	28,078	28,078	—	(6,331)	(6,331)

Unallocated	(28,480)	1,632	(26,848)	(1,845)	(405)	(2,250)

Consolidated	(133,973)	18,804	(115,169)	(1,845)	(6,736)	(8,581)

Geographical Segments
Australia	(131,973)	31,088	(100,885)	(1,845)	(6,736)	(8,581)
Other Pacific Regions	(2,000)	(819)	(2,819)	—	—	—

Australia & Pacific Regions	(133,973)	30,269	(103,704)	(1,845)	(6,736)	(8,581)
Americas	—	(9,667)	(9,667)	—	—	—
Europe, Middle East & Africa	—	(1,798)	(1,798)	—	—	—

Consolidated	(133,973)	18,804	(115,169)	(1,845)	(6,736)	(8,581)

Notes to Appendix 4B for the financial half year ended 31 December 2002

	Profit before tax December 2002			Profit before tax December 2001

	Continuing	Discontinuing	Total	Continuing	Discontinuing	Total

	$’000	$’000	$’000	$’000	$’000	$’000

5. Segmental Reporting

Business Segments
Hospitals	(77,847)	—	(77,847)	64,372	—	64,372

Pathology Services	16,914	—	16,914	13,738	—	13,738
Diagnostic Imaging Services	9,685	—	9,685	7,075	—	7,075
Medical Centres	(3,693)	—	(3,693)	(1,949)	—	(1,949)
Pharmacy	14,324	—	14,324	6,218	—	6,218

Total Health Services	37,230	—	37,230	25,082	—	25,082

Pharmaceuticals	28,403	—	28,403	16,552	—	16,552
Consumer Brands	3,432	(18,565)	(15,133)	3,620	1,812	5,432

Total Pharmaceuticals	31,835	(18,565)	13,270	20,172	1,812	21,984

Australia & Pacific Logistics	—	(89)	(89)	—	19,648	19,648
Loomis Courier	—	9,455	9,455	—	8,341	8,341
Divestment of Logistics Services	—	28,078	28,078	—	—	—

Total Logistics Services	—	37,444	37,444	—	27,989	27,989

Unallocated	(34,105)	1,632	(32,473)	(8,349)	(405)	(8,754)

Earnings before interest & tax	(42,887)	20,511	(22,376)	101,277	29,396	130,673
Net interest expense	(13,034)	(4,255)	(17,289)	(7,645)	(1,553)	(9,198)

Consolidated	(55,921)	16,256	(39,665)	93,632	27,843	121,475

Geographical Segments
Australia	(57,717)	31,428	(26,289)	79,512	19,527	99,039
Other Pacific Regions	3,057	1,299	4,356	9,490	1,341	10,831

Australia & Pacific Regions	(54,660)	32,727	(21,933)	89,002	20,868	109,870
Americas	3,075	(8,366)	(5,291)	5,429	9,111	14,540
Europe, Middle East & Africa	8,698	(3,850)	4,848	6,846	(583)	6,263

Earnings before interest & tax	(42,887)	20,511	(22,376)	101,277	29,396	130,673
Net interest expense	(13,034)	(4,255)	(17,289)	(7,645)	(1,553)	(9,198)

Consolidated	(55,921)	16,256	(39,665)	93,632	27,843	121,475

Notes to Appendix 4B for the financial half year ended 31 December 2002

	Depreciation and Amortisation December 2002			Depreciation and Amortisation December 2001

	Continuing	Discontinuing	Total	Continuing	Discontinuing	Total

	$’000	$’000	$’000	$’000	$’000	$’000

5. Segmental Reporting

Business Segments
Hospitals	33,205	—	33,205	34,007	—	34,007

Pathology Services	8,715	—	8,715	4,629	—	4,629
Diagnostic Imaging Services	8,372	—	8,372	7,341	—	7,341
Medical Centres	2,159	—	2,159	820	—	820
Pharmacy	10,002	—	10,002	7,388	—	7,388

Total Health Services	29,248	—	29,248	20,178	—	20,178

Pharmaceuticals	24,574	—	24,574	9,646	—	9,646
Consumer Brands	4,763	128	4,891	1,117	221	1,338

Total Pharmaceuticals	29,337	128	29,465	10,763	221	10,984

Australia & Pacific Logistics	—	15,833	15,833	—	16,501	16,501
Loomis Courier	—	4,076	4,076	—	5,703	5,703

Total Logistics Services	—	19,909	19,909	—	22,204	22,204

Consolidated	91,790	20,037	111,827	64,948	22,425	87,373

Geographical Segments
Australia	89,846	14,076	103,922	62,286	15,230	77,516
Other Pacific Regions	336	1,885	2,221	2,354	1,492	3,846

Australia & Pacific Regions	90,182	15,961	106,143	64,640	16,722	81,362
Americas	1,156	4,076	5,232	308	5,703	6,011
Europe, Middle East & Africa	452	—	452	—	—	—

Consolidated	91,790	20,037	111,827	64,948	22,425	87,373

Notes to Appendix 4B for the financial half year ended 31 December 2002

	Capital Expenditure December 2002			Capital Expenditure December 2001

	Continuing	Discontinuing	Total	Continuing	Discontinuing	Total

	$’000	$’000	$’000	$’000	$’000	$’000

5. Segmental Reporting

Business Segments
Hospitals	27,013	—	27,013	15,990	—	15,990

Pathology Services	2,175	—	2,175	5,160	—	5,160
Diagnostic Imaging Services	11,625	—	11,625	6,665	—	6,665
Medical Centres	1,816	—	1,816	609	—	609
Pharmacy	3,172	—	3,172	4,483	—	4,483

Total Health Services	18,788	—	18,788	16,917	—	16,917

Pharmaceuticals	16,397	—	16,397	15,030	—	15,030
Consumer Brands	2,048	785	2,833	6,381	135	6,516

Total Pharmaceuticals	18,445	785	19,230	21,411	135	21,546

Australia & Pacific Logistics	—	23,118	23,118	—	15,351	15,351
Loomis Courier	—	4,316	4,316	—	3,195	3,195

Total Logistics Services	—	27,434	27,434	—	18,546	18,546

Unallocated	10,271	—	10,271	6,624	—	6,624

Consolidated	74,517	28,219	102,736	60,942	18,681	79,623

Geographical Segments
Australia	71,259	19,543	90,802	48,652	13,941	62,593
Other Pacific Regions	1,645	4,360	6,005	747	1,489	2,236

Australia & Pacific Regions	72,904	23,903	96,807	49,399	15,430	64,829
Americas	1,033	4,316	5,349	11,230	3,235	14,465
Europe, Middle East & Africa	580	—	580	313	16	329

Consolidated	74,517	28,219	102,736	60,942	18,681	79,623